Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears immediately below hereby constitutes and appoints Christopher J. Bilotto and Matthew C. Brown, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-4 relating to the issuance of common shares of beneficial interest, $.01 par value per share, of Office Properties Income Trust, a Maryland real estate investment trust (“OPI”), as contemplated by the Agreement and Plan of Merger, dated as of April 11, 2023, as it may be amended from time to time, or the Merger Agreement, by and between OPI and Diversified Healthcare Trust, a Maryland real estate investment trust (“DHC”), in the merger of DHC with and into OPI, with OPI continuing as the surviving entity in the merger, together with any and all amendments and supplements to such registration statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462 under the Securities Act and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Christopher J. Bilotto	President and Chief Operating Officer
Christopher J. Bilotto		May 19, 2023

/s/ Matthew C. Brown	Chief Financial Officer and Treasurer
Matthew C. Brown		May 19, 2023

/s/ Donna D. Fraiche	Independent Trustee
Donna D. Fraiche		May 19, 2023

/s/ Barbara D. Gilmore	Independent Trustee
Barbara D. Gilmore		May 19, 2023

/s/ John L. Harrington	Independent Trustee
John L. Harrington		May 19, 2023

/s/ William A. Lamkin	Independent Trustee
William A. Lamkin		May 19, 2023

/s/ Elena Poptodorova	Independent Trustee
Elena Poptodorova		May 19, 2023

/s/ Jeffrey P. Somers	Independent Trustee
Jeffrey P. Somers		May 19, 2023

/s/ Mark A. Talley	Independent Trustee
Mark A. Talley		May 19, 2023

/s/ Jennifer B. Clark	Managing Trustee
Jennifer B. Clark		May 19, 2023

/s/ Adam D. Portnoy	Managing Trustee
Adam D. Portnoy		May 19, 2023

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